FIRST AMENDMENT

     FIRST AMENDMENT (this "Amendment"), dated as of April 13, 2000 among HVIDE MARINE INCORPORATED, a corporation existing under the laws of Delaware, as borrower (the "Borrower"), the financial institutions party to the Credit Agreement referred to below (the "Lenders") and Bankers Trust Company ("BTCo"), as administrative agent (in such capacity, the "Administrative Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                                                         W I T N E S S E T H:
                                                         - - - - - - - - - -


     WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of December 15, 1999 among the Borrower, the Administrative Agent, the Lenders, Deutsche Bank Securities, Inc., as lead arranger and book manager, MeesPierson Capital Corp., as syndication agent and co-arranger, GMAC Commercial Credit and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as co-documentation agents (the "Credit Agreement");

     WHEREAS, the Borrower has requested certain amendments to the Credit Agreement; and

     WHEREAS, subject to the terms and conditions of this Amendment, the Lenders are willing to grant such amendments.

                  NOW, THEREFORE, it is agreed:

                  1. Section 1.01(d) of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of sub-clause (ii) and inserting a semi-colon in lieu thereof, (ii) deleting the period appearing at the end of sub-clause (iii) and inserting the word "and" in lieu thereof and
(iii) inserting the following new sub-clause (iv)  immediately  after sub-clause
(iii) appearing therein:

                  "(iv) shall not exceed $17,500,000 without the consent of the Required Lenders.

                  2. Section 4.02(A)(g) of the Credit Agreement is hereby amended by inserting the text "(other than, except with respect to Permitted Scheduled Asset Sales, (i) the sale or other disposition of the Lightship Tanker Entities as provided in Section 8.02(xiii), provided, that the Lenders receive 100% of the first $15,000,000, 50% of the next $10,000,000, and 100% of any proceeds in excess thereof, of the proceeds from such sale, (ii)" in lieu of the text "(other than (i)" appearing therein, inserting the text "disposition, (iii)" in lieu of the text "disposition, (ii)" appearing therein and inserting the text "Borrower and (iv)" in lieu of the text "Borrower and (iii)" appearing therein.

                  3. Section 6.25 of the Credit  Agreement is hereby  amended by
(i) deleting the text "60 days after the Effective Date" appearing therein and inserting the text "45 days after the First Amendment Effective Date" in lieu thereof and (ii) inserting the text "or established such an account with a banking institution and in a manner satisfactory to the Administrative Agent" immediately after the text "at BTCo" appearing therein.

                  4. Section 7.14 of the Credit  Agreement is hereby  amended by
(i) deleting the text "60 days after the Effective Date" appearing therein and inserting the text "45 days after the First Amendment Effective Date" in lieu thereof.

                  5. Section 8.02(x) of the Credit Agreement is hereby amended by (i) deleting the text "$20 million" appearing therein and inserting the text "$5 million" in lieu thereof, (ii) deleting the text "and" appearing at the end thereof and (iii) inserting the following text "(other than the Permitted Scheduled Asset Sales)" immediately after the text "sales or dispositions of assets" appearing therein.

                  6. Section 8.02 of the Credit  Agreement is further amended by
(i) deleting the period appearing at the end of sub-clause (xi) appearing therein and inserting a semi-colon in lieu thereof and (ii) inserting the following new sub-clauses (xii) and (xiii) immediately after sub-clause (xi) appearing therein:

                  "(xii) sale or disposition of any assets described on Schedule X; provided that (i) each such sale shall be for an amount at least equal to the fair market value thereof (as determined in good faith by the Board of Directors or senior management of the Borrower), (ii) at least 100% of the consideration therefor shall be in cash and (iii) the proceeds thereof shall be applied as required under Section 4.02(A)(g) (such sales, the "Permitted Scheduled Asset Sales") and

                  "(xiii) sale or disposition of all or a portion of the Lightship Tanker Entities on terms satisfactory to the Administrative Agent."

                  7. Section 8.08 of the Credit  Agreement is hereby  amended by
(i) inserting the text "(a)" immediately prior to the text "The Borrower will" appearing therein, (ii) deleting the text appearing in the column entitled "Minimum EBITDA" immediately prior to the text "$60 million" appearing therein, and inserting the following text in lieu thereof;

                  "$8.0 million
                  $17.0 million
                  $27.0 million
                  $37.0 million
                  $43.0 million" and

                  (iii) inserting the following sub-clause (b) immediately after the columns appearing therein:

                  "(b) The Borrower will (i) not permit Consolidated EBITDA to be less than a total of $30,000,000 for the three fiscal quarters ending on September 30, 2000 or a total of $44,000,000 for the four fiscal quarters ending on December 31, 2000 and (ii) make repayments sufficient to reduce the aggregate principal amount of Term Loans outstanding by $10,000,000 before June 30, 2000, $35,000,000 before August 31, 2000 (such amount to be reduced by the amount committed as consideration for the sale or disposition of the Lightship Tanker Entities as permitted in Section 8.02(xiii), provided that the Lenders receive the proceeds from such sale or disposition in accordance with Section 4.02(A)(g)(i) within 60 days of such proceeds being so committed) and $60,000,000 before January 1, 2001 with the proceeds thereof applied in accordance with Section 4.02(B); provided, however, that the Borrower's failure to meet the requirements of this Section 8.08(b) shall not be an Event of Default if the Borrower sells, within 90 days (such period to be extended only with the approval of 66 2/3% of the Lenders) of receiving the Notice of Lender Designation (as defined hereafter), at fair market-value and with at least 100% of the consideration therefor in cash, $35,000,000 of First Preferred Vessel Value that the Required Lenders set forth, in their sole discretion, in a notice of lender designation that shall specify (a) the assets to be sold and (b) a timetable for the completion of the asset sales (such notice, the "Notice of Lender Designation"). Upon the Borrower's failure to meet any of the requirements of this Section 8.08(b), the Lenders shall have the option to present to the Borrower the Notice of Lender Designation and require the Borrower to sell the assets set forth therein. Once the Lenders have exercised their option and the Borrower has complied with the terms of the Notice of Lender Designation and sold the assets set forth therein, the Borrower shall not be required to comply with the remaining provisions of this Section 8.08(b) other than reducing the aggregate principal amount of Term Loans outstanding by $60,000,000 before January 1, 2001 pursuant to clause (ii), above. The terms of the Notice of Lender Designation shall not be amended or waived without the approval of 66 2/3% of the Lenders."

                  8. Section 8.09 of the Credit  Agreement is hereby  amended by
(i) deleting text "Total Revolving Loan Commitment" appearing therein and (ii) inserting the text "sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the aggregate amount of Letter of Credit Outstandings" in lieu thereof.

                  9. Section 8.10 of the Credit Agreement is hereby amended by deleting the text "on the last day of any Test Period (starting with the Test Period ended on December 31, 2000) to be less than 1.00:1.00." appearing therein and inserting the following text in lieu thereof:

                  "on the last day of the Test Period ended on December 31, 2000 and the fiscal quarter ended March 31, 2001 to be less than 0.60:1.00 and on the last day of any fiscal quarter thereafter to be 1.00:1.00."

                  10.  Section 10 of the Credit  Agreement is hereby  amended by
(i) inserting the text "(excluding payments required under Section 8.08(b))" immediately prior to the text "and (iv)" in the definition of `Consolidated Fixed Charges' appearing therein;

                  (ii) inserting the text, "excluding any interest payments covered by the Escrow Agreement" immediately before the period appearing at the end of the definition of `Consolidated Cash Interest Expense' appearing therein;

                  (iii) inserting the text "minus the amounts owed under current maturities of long term debt" immediately after the text "at such time" appearing in the definition of `Consolidated Current Liabilities';

                  (iv) deleting the definition of `Fixed Charge Coverage Ratio' in its entirety and inserting the following definition in lieu thereof:

                  "`Fixed Charge Coverage Ratio' shall mean, for any period, the ratio of (x) Consolidated EBITDA for such period to (y) Consolidated Fixed Charges for such period";

                  (v) deleting the period appearing at the end of the definition of `Consolidated EBIT' and inserting the text "or any non-cash effects of any reserves or elimination of reserves or accruals to be made with respect to payments to Hans Hvide or the creation of a reserve for payments to Erik Hvide." in lieu thereof; and

                  (vi)inserting the following new definitions in the appropriate alphabetical location:

                  "`Consolidated Funded Indebtedness' shall mean the consolidated indebtedness of the Borrower and its Subsidiaries as shown on the balance sheet of the Borrower and its Subsidiaries, including Capitalized Lease Obligations and excluding the consolidated indebtedness attributable to the Lightship Tanker Entities.

                  "`Notice  of  Lender   Designation'  shall  have  the  meaning
provided in Section 8.08(b).

                  "`Permitted Scheduled Asset Sales' shall have the meaning provided in Section 8.02(xii)."

                  11. The Table of Contents of the Credit Agreement is hereby amended by inserting the text " SCHEDULE X Permitted Scheduled Asset Sales" immediately below the text "SCHEDULE IX Existing Investments" appearing therein.

                  12. Notwithstanding anything to the contrary contained herein, in the Credit Agreement or the fee letter, dated December 8, 1999, executed between the Borrower and the Administrative Agent, the Borrower hereby agrees to pay a First Amendment Fee of $4,500,000. Such First Amendment Fee shall be payable on the earliest of (i) the repayment in full of all Term Loans and Revolving Loans, (ii) 24 months from the date hereof or (iii) the date on which the ratio of (a) the Consolidated Funded Indebtedness to (b) Consolidated EBITDA for the preceding full fiscal quarter period on the last day of any fiscal quarter after December 31, 2000 is 4.00:1.00 or less. The First Amendment Fee shall accrue interest at a rate of 15% per annum compounded quarterly from the date hereof. The First Amendment Fee and interest accrued thereon shall not be included in the calculation of any financial covenants provided in Sections 8.06, 8.08, 8.09, 8.10 or 8.11 of the Credit Agreement.

                  13. The Borrower hereby represents and warrants that after giving effect to this Amendment (x) no Default or Event of Default exists on the First Amendment Effective Date (as defined below) and (y) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents shall be true and correct in all material respects on the First Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of such date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

                  14. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document. All capitalized terms not defined herein shall have the meaning given to them in the Credit Agreement.

                  15. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

                  16. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  17. This Amendment shall become effective on the date (the "First Amendment Effective Date") when each of the Borrower and the Required Lenders shall have signed a copy hereof (whether the same or different copies) and, in each case, shall have delivered (including by way of telecopier) the same to the Administrative Agent at the Notice Office.

                                                                 * * *

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                               HVIDE MARINE INCORPORATED

                               By________________________________
                                   Name:
                               Title:

                               BANKERS TRUST COMPANY,
                                  Individually and as Administrative Agent

                               By________________________________
                                   Name:
                                  Title:

                               MEES PIERSON CAPITAL CORP.,



                               By________________________________
                                   Name:
                                  Title:

                               MERRILL LYNCH CAPITAL CORPORATION

                               By________________________________
                                   Name:
                                  Title:

                            GMAC COMMERICAL CREDIT



                            By________________________________
                                Name:
                               Title:

                          NATIONAL WESTMINSTER BANK PLC

                       By: NatWest Capital Markets Limited, its Agent

                            By: Greenwich Capital Markets, Inc., its Agent

                            By________________________________
                            Name:
                            Title:

                       PROVIDENT BANK




                       By________________________________
                           Name:
                          Title:

                                OFFITBANK

                                By________________________________
                                    Name:
                                   Title: